Power Leisure Bookmakers Limited
Power Tower, 1-3 Belfield Office Park, Beech Hill Road, Clonskeagh,
Dublin, D04 V972, Ireland
www.flutter.com
Registered in England & Wales with Company No. 03822566
Exhibit 10.28
[Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain information marked with“[***]” has been omitted as it is (i) not material and (ii) is customarily and actually treated as private or confidential by the registrant.]
STRICTLY PRIVATE AND CONFIDENTIAL
ADDRESSEE ONLY
BY EMAIL & REGISTERED POST
Pádraig Ó Ríordáin
Craigmore
4 Temple Villas
Palmerston Road
Dublin 6
D06 WN34
12 December 2024
Dear Pádraig,
Confirmation of retirement arrangements
Further to our recent discussions following your confirmation that you intend to retire as Group
Chief Legal Officer and Group Commercial Director of Flutter Entertainment Plc ("Flutter") in
2025, I now write to confirm the transitional arrangements we have agreed will apply during your notice period and in your retirement.
1.You will continue in your current role as Group Chief Legal Officer, subject to the handover arrangement described in paragraph 3 below, until your retirement date of 30
April 2025 (the "Cessation Date"). From 1 January 2025 up to the Cessation Date, you will move from being a full-time employee of the Company to a part-time employment arrangement working 40% of a full working week, equivalent to two full working days per week (the "Transition Period").
2.You will continue to be a member of the Executive Committee (the “ExCo”) until the earlier of the Cessation Date or the start date of your successor in the role of Group Chief
Legal Officer.
3.During the Transition Period and should your time at the Company overlap with that of your successor you will move to the role of Senior Advisor upon the commencement of your successor and act as a mentor to your successor and assist them with any handover requirements.  In addition, you will continue to assist and advise the Chief Executive
Officer, the Board of directors of Flutter, and ExCo as required.
4.We have agreed that, during the Transition Period you will be permitted to provide advisory services to [***] and/or its subsidiaries.  This will be for no more than the equivalent of two full working days a week and, at any point in time, should Flutter require your services beyond the two-day per week (or equivalent thereof) working arrangement, you agree that you will make yourself available. For the avoidance of doubt, you shall not provide any such services to the companies listed at clause 20.2(b) of your employment contract with Power Leisure Bookmakers Limited ("PLBL") dated 28 January 2020
("Employment Contract") at any time up to the Cessation Date and for 12 months thereafter.  I enclose a copy of your Employment Contract for ease of reference.
5.The Good Leaver treatment agreed in relation to your outstanding share awards is based on our agreement that you will not take on any equivalent full time role at a competitor or other business.  If you do take on an equivalent full time role (whether at a competitor or otherwise) within 12 months of the Cessation Date, any outstanding share awards that have not vested as at the Cessation Date will be forfeited (“the Good Leaver Conditions”).
You will be required to confirm, in writing and at Flutter's request, that you have met this condition and that you have abided by your post-termination restrictive covenants, before any unvested awards that would otherwise vest in accordance with the rules after the
Cessation Date are permitted to vest and be exercised by you.
6.Your retirement will take effect by reason of your resignation. We confirm that we do not require you to work out the notice period in your Employment Contract in full. For the avoidance of doubt, on the Cessation Date you will be released from the rest of your notice and you will not be entitled to any form of pay in lieu of notice.
7.In respect of the remuneration arrangements applying to the Transition Period:
7.1You will continue to be paid your normal contractual remuneration until 1 January
2025.  You will be ineligible for a pay rise in respect of the 2025 year. Your contractual remuneration will be pro-rated to two days per week from 1 January 2025 to the
Cessation Date.
7.2Good leaver treatment. For the purposes of determining your entitlement to receive a bonus for 2024, and outstanding Deferred Share Incentive Plan (“DSIP”) and
Leadership Restricted Share Incentive (“LRSI”) awards, when your employment within the Flutter group of companies ceases on the Cessation Date you will be treated as a "good leaver" by reason of your retirement, provided that on or before the
Cessation Date the circumstances of your intended retirement have not changed and, in particular, you have not accepted an office or offer of employment or engagement with a company or business within the sector in which Flutter operates or been dismissed for gross misconduct or any other reason that would entitle Flutter to summarily dismiss you.  Your entitlement to receive a bonus and the treatment of your outstanding DSIP and RSI awards is described in paragraphs 7.3 to 7.9 below.
7.3Bonus 2024.  You will continue to remain eligible to receive a full year bonus for
2024, subject to the satisfaction and achievement of the applicable performance conditions.  Any bonus due for 2024 will be determined by the Compensation &
Human Resources Committee in Q1 of 2025 and paid as usual. The 2024 bonus will be paid to you fully in cash, with no deferral applied to any bonus for 2024.
7.4Bonus 2025. You will not be eligible to receive any bonus in relation to the 2025 financial year.
7.5Unvested DSIP awards. In respect of any granted DSIP awards  that have not vested by the Cessation Date, as a good leaver your awards will vest in full (i.e. a pro-rata reduction will not apply) following the expiry of your post-termination restrictive covenants ("PTRs") set out at Clause 20.2 of your Employment Contract, assuming that these have not been breached and , in accordance with the above, that you have confirmed that you have not breached them and have met the Good Leaver Conditions.
Following vesting, any awards in the form of nil-cost options will remain exercisable for a period of six months, upon the expiry of which these vested DSIP awards shall lapse to the extent that they remain unexercised by that date. Any awards in the form of
RSU awards will be released upon vesting. Based on a Cessation Date of 30 April
2025, the number of shares held under your DSIP awards that will vest is summarised in the table immediately below.

Award	Award Form	Grant date	No. of shares granted	Expected vest date	No. of shares retained	NCO Expected Exercise window
DSIP 2022 Tranche 2	Nil-Cost Options	04/03/2022	4,081	01/05/2026	4,081	1 May 2026 to 31 October 2026
DSIP 2023 Tranche 1	RSU	07/03/2023	1,115	01/05/2026	1,115	n/a
DSIP 2023 Tranche 2	RSU	07/03/2023	1,115	01/05/2026	1,115	n/a
DSIP 2024 Tranche 1	RSU	02/04/2024	2,472	01/05/2026	2,472	n/a
DSIP 2024 Tranche 2	RSU	02/04/2024	2,472	01/05/2026	2,472	n/a
7.6Unvested LRSI awards. In respect of your outstanding but unvested LRSI awards, as

Award	Award Form	Grant date	No. of shares granted	Expected vest date	No. of shares retained	NCO Expected Exercise window
DSIP 2022 Tranche 2	Nil-Cost Options	04/03/2022	4,081	01/05/2026	4,081	1 May 2026 to 31 October 2026
DSIP 2023 Tranche 1	RSU	07/03/2023	1,115	01/05/2026	1,115	n/a
DSIP 2023 Tranche 2	RSU	07/03/2023	1,115	01/05/2026	1,115	n/a
DSIP 2024 Tranche 1	RSU	02/04/2024	2,472	01/05/2026	2,472	n/a
DSIP 2024 Tranche 2	RSU	02/04/2024	2,472	01/05/2026	2,472	n/a
a good leaver your awards will vest on the later to occur of (a) the normal vesting date
(the “NVD”) applicable to each award, and (b) the date upon which your PTRs expire, assuming that these have not been breached and, in accordance with the above, that you have confirmed that you have not breached them and have met the Good Leaver
Conditions. Following vesting, any awards in the form of nil-cost options will remain exercisable for a period of six months, upon the expiry of which these vested awards shall lapse to the extent that they remain unexercised by that date.  Any awards in the form of RSU awards will be released upon vesting.
The number of shares that vest under your LRSI awards shall be reduced by applying a time pro-rata reduction to reflect both (i) the period from the date of grant of the award to the Cessation Date relative to the period from the date of grant to the NVD, and (ii)
your part-time arrangements during the Transition Period (meaning reduction by 60%
for the Transition Period). The performance multipliers will be retained (pro-rated) and performance will be tested at the end of the relevant performance period and any uplift to the outstanding award applied.  Should the Chief Executive Officer and the
Compensation & Human Resources Committee, jointly, determine to waive the pro-
ration in relation to your period of part-time working, you will be notified prior to the
Cessation Date.
Based on a Cessation Date of 30 April 2025, the number of shares held under your RSI awards that will vest is summarised in the table immediately below.

Award	Award Form	Grant date	No. of shares granted	Expected Vest Date	Pro-rated no. shares for FTE and time served*	Max no. of shares for Multiplier element Subject to performance	NCO Expected Exercise window
LRSI 2022	NCO	08/03/2022	10,267	01/05/2026	8,493	4,246	1 May 2026 to 31 Oct 2026
LRSI 2023	RSU	08/03/2022	7,350	01/10/2026	4,023	2,011	n/a
LRSI 2024	RSU	08/03/2022	5,856	01/09/2027	1,511	755	n/a
*Based on an Cessation Date of 30 April 2025
7.7Vested awards. You will retain any outstanding vested awards held by you on the
Cessation Date. Any awards granted in the form of nil-cost options shall remain capable of exercise by you in accordance with the rules of the relevant scheme, for a period of 6 months following the Cessation Date.  This exercise window is expected to be from 1 May 2025 to 31 October 2025. Any awards in the form of RSU awards will be released the day after the Cessation Date i.e. 1 May 2024.
7.8LRSI 2025. You will not be eligible for any LRSI grant (or any other form of long-
term incentive grant or award) in 2025.
7.9To the extent you possess any inside information regarding Flutter at any time, you will continue to be subject to the restrictions imposed by the relevant legislation, regulations, and dealing codes
7.10Tax. All payments received in respect of annual bonus, and the vesting and exercise of DSIP and LRSI awards shall remain subject to the deduction and withholding of tax and social insurance contributions (or their equivalent), for which you shall remain liable.
8. The terms and conditions as outlined in your Employment Contract will continue to apply as normal until the Cessation Date save as modified above (and, for the avoidance of doubt, any obligations under the Employment Contract which survive the end of your employment with
PLBL such as those at clause 20 of the Employment Contract, will continue to apply after the
Cessation Date).
Thank you again for your contribution to Flutter's business over the years and I look forward to continuing to work with you over the coming months. I trust this clarifies the arrangements for your
Transition Period but if you have any queries, please do not hesitate to contact me.
Please sign and return one copy of this letter to me to confirm in writing your resignation from PLBL, and your agreement to the arrangements set out above.
Yours sincerely,
/s/ Lisa Sewell
Lisa Sewell
Group Chief People Officer
For an on behalf of Power Leisure Bookmakers Limited
I have read and understood and agree to the above.

Signed, Accepted and Agreed:	……/s/ …… Pádraig Ó Ríordáin ………………………………………………..
PÁDRAIG Ó RÍORDÁIN
Date Accepted:	……12 December 2024……………………………………………………..